EXHIBIT 107

Calculation of Filing Fee Table

Form F-10

(Form Type)

TRX Gold Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common Share, without par value	Rule 457(o)	—	—	—	—	—
	Other	Debt Securities	Rule 457(o)	—	—	—	—	—
	Other	Warrants	Rule 457(o)	—	—	—	—	—
	Other	Units	Rule 457(o)	—	—	—	—	—
	Unallocated (Universal) Shelf (1)		Rule 457(o)	$100,000,000(2)	N/A	$100,000,000	0.00015310	$15,310.00
Fees previously paid						None
Total Offering Amounts						$100,000,000	0.00015310	$15,310.00
Total Fees Previously Paid								0
Total Fee Offsets								0
Net Fee Due								$15,310.00
(1)	There are being registered hereunder an indeterminable number of shares of (a) common shares (b) debt securities, (c) warrants to purchase common shares or debt securities of the registrant, and (d) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There are also being registered hereunder an indeterminable number of shares of common shares and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the registrant pursuant to this registration statement exceed $100,000,000.
(2)	Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.
(3)	Includes consideration to be received by the Registrant, if applicable, for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.